UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 8.01:           Other Events

On May 19, 2008, New York Community Bancorp, Inc. (the “Company”) issued a press release announcing that it had priced an offering of 15.54 million shares of its common stock at $19.35 per share for gross proceeds of approximately $301 million, with an over-allotment option for an additional 2.33 million shares. The Company intends to use a portion of the capital raised to offset the impact of prepaying certain higher-cost wholesale borrowings, with the remainder being used for various other general corporate purposes. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01:          Financial Statements and Exhibits

            (d)          Attached as Exhibit 99.1 is the press release issued by the Company on May 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2008	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director, Investor Relations

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release issued on May 19, 2008.